UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

CEDAR FAIR, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
One Cedar Point Drive,
Sandusky, Ohio 44870-5259
(Address of principal executive offices) (Zip Code)

(419) 626-0830
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Depositary Units (Representing Limited Partner Interests)	FUN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 24, 2023, Cedar Fair, L.P. (the "Company") held its annual meeting of unitholders (the "2023 Annual Meeting") at the JW Marriott San Antonio Hill Country Resort & Spa, 23808 Resort Parkway, San Antonio, Texas to consider and vote upon four proposals submitted by the Board of Directors of Cedar Fair Management, Inc., the general partner of the Company. The final voting results, which were certified by the inspector of election at the 2023 Annual Meeting, were as follows:

1.To elect Nina Barton, Matthew A. Ouimet, and Richard A. Zimmerman as Class III Directors of the general partner for a three-year term expiring in 2026.

Nominee	For	Withhold	Broker Non-Votes
Nina Barton	17,013,820	547,777	17,781,789
Matthew A. Ouimet	17,071,084	490,513	17,781,789
Richard A. Zimmerman	17,072,472	489,125	17,781,789

2.To confirm the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

For	Against	Abstain	Broker Non-Votes
34,944,608	191,176	207,602	—

3.To approve, on an advisory basis, the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
16,162,310	764,850	634,437	17,781,789

4.To approve, on an advisory basis, the frequency of unitholder advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
16,576,852	507,035	238,868	238,842	17,781,789

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

Date:	May 26, 2023	By:	/s/ Brian C. Witherow
Brian C. Witherow Executive Vice President and Chief Financial Officer